UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 6, 2025

USCB Financial Holdings, Inc.
(Exact name of registrant as specified in its charter)

Florida	001-41196	87-4070846
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2301 N.W. 87th Avenue, Doral, Florida	33172
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(305) 715-5200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	USCB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                         ☐

Item	5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

	(a)	Not applicable.
	(b)	Not applicable.
	(c)	Not applicable.
	(d)	Not applicable.
(e)
Effective as of January 6, 2025, U.S. Century Bank (the “Bank”), the wholly owned subsidiary of USCB Financial Holdings, Inc. (the “Company”), the Company and Robert Anderson, the Executive Vice President and Chief Financial Officer of each of the Company and Bank, entered into Amendment No. 1 (the “Amendment”) to his employment agreement dated as of January 29, 2023 (the “Agreement”). The Amendment to the Agreement was approved by the Compensation Committee of the Board of Directors of the Company.
Under the terms of the Amendment, the multiplier used in calculating severance in Section 5(f) was changed from two (2) times to two and one half (2.5) times.
There were no other changes effected to the Agreement pursuant to the Amendment.
The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference thereto.

	(f)	Not applicable.

Item	9.01	Financial Statements and Exhibits
	(a)	Not applicable.
	(b)	Not applicable.
	(c)	Not applicable.
	(d)	The following exhibits are included with this Report:

Exhibit No.	Description
10.1	Amendment No. 1 dated January 6, 2025 to the Employment Agreement by and among U.S. Century Bank, USCB Financial Holdings, Inc. and Robert Anderson dated as of January 29, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USCB FINANCIAL HOLDINGS, INC.

	By:	/s/ Robert Anderson
	Name:	Robert Anderson
	Title:	Chief Financial Officer

Date: January 6, 2025